UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2009

Commission File Number: 000-27713

LITEWAVE CORP.
(Exact name of registrant as specified in its charter)

Nevada, U.S.A.	95-4763671
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1166 Alberni Street, Suite 1006
Vancouver, B.C. V6E 3Z3 Canada
(Address of principal executive offices)

Phone: (604) 675-7637	Fax: (604) 676-2738
(Issuer's telephone number, including area code)

Item 5.02     Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On May 4, 2009, the Board of Directors of Litewave Corp. (the “Company”) accepted the resignation of Harvey Lawson from his position as a Director and Chief Financial Officer. Mr. Lawson’s resignation was not the result of any disagreements, of any king, with the Company. The Board of Directors has appointed Wayne Cockburn, a Director, to the position of Chief Financial Officer.

Wayne Cockburn has been a director of the Company since February 16, 2009. He has also been President & CEO of Impact Medical Solutions, Inc. (IMSU) since September 2003. Prior to IMSU, Mr. Cockburn was President at MPR Health Systems from January 2002 until September 2003 and Executive Vice President from January 2000 until January 2002. From January 1995 to December 1999, Mr. Cockburn was Vice President, Business Development for Lorus Therapeutics, a public biotechnology company. Mr. Cockburn’s background includes strategic planning, corporate finance, corporate partnering, corporate governance and mergers and acquisitions. Mr. Cockburn has served on the board of directors of several private and public companies and currently serves on the boards of IMSU, MPR Health Systems, Inc., Litewave Corporation and Red Juggernaut, Inc. Mr. Cockburn also acts as a business mentor with the Canadian Youth Business Foundation (CYBF).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2010

LITEWAVE CORP.

/s/ Francois Dumas
Francois Dumas
Chief Executive Officer, Director